Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-121443 and No. 333-134389 on Form S-8 and No. 333- 134415 on Form S-3 of our reports, dated March 13, 2007, relating to the consolidated financial statements of Interline Brands, Inc., a Delaware corporation, and its subsidiaries and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Interline Brands, Inc. for the year ended December 29, 2006.

Jacksonville, Florida
March 13, 2007